Exhibit 1.1

EXECUTION COPY

$300,000,000

Valmont Industries, Inc.

6.625% Senior Notes due 2020

UNDERWRITING AGREEMENT

April 7, 2010

Credit Suisse Securities (USA) LLC

Banc of America Securities LLC,

As Representatives of the Several Underwriters,

c/o                               Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, NY 10010-3629

and

Banc of America Securities LLC

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

1.          Introductory. Valmont Industries, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $300,000,000 principal amount of its 6.625%  Senior Notes due 2020 (the “Securities”), all to be issued under an indenture, to be dated as of April 12, 2010 (“Base Indenture”) and as supplemented by a supplemental indenture, to be dated as of April 12, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Company, the guarantors party hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee.  The Securities will be fully and unconditionally guaranteed by each of the Guarantors (such guarantees, the “Guarantees,” and together with the Securities, the “Offered Securities”). References to subsidiaries of the Company include the Guarantors.

As part of the transactions described under the heading “Acquisition of Delta plc” in the General Disclosure Package, the Company intends to acquire Delta plc, a public limited company in Great Britain (the “Target Company”), pursuant to a cash tender offer by Valmont Group Pty Ltd, a Guarantor, for all the issued and to be issued ordinary share capital of the Target Company subject to the conditions and terms of such tender offer (the “Acquisition”).

2.             Representations and Warranties of the Company and each Guarantor.  The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a)         Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company and the Guarantors have filed with the Commission a registration statement on Form S-3 (No. 333-165926), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:00 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (the “Exchange Rules”).

“Statutory Prospectus,” with reference to any particular time, means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)           Automatic Shelf Registration Statement.  (i) Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company and each Guarantor was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)         Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined) any of the Offered Securities remain unsold by the Underwriters, the Company and the Guarantors will prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Offered Securities in a form satisfactory to the Representatives.  If the Company and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantors will prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii)        Eligibility to Use Automatic Shelf Registration Form.  The Company and the Guarantors have not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company and the Guarantors receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise cease to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (C) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (D) promptly notify the Representatives of such effectiveness.  The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company and the Guarantors have otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)       Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)           Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company and the Guarantors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company, and each of the Guarantors, was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) each of the Company and the Guarantors in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e)           General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated April 7, 2010, including the base prospectus, dated April 7, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company and the Guarantors have promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties of either (x) the Company and its subsidiaries taken as a whole or (y) the Company and its subsidiaries taken as a whole after giving pro forma effect to the Acquisition or (ii) have a material adverse effect on the ability of the Company and the Guarantors to perform their respective obligations under this Agreement, the Indenture and the Offered Securities (each of (i) and (ii), a “Material Adverse Effect”).

(h)           Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects ; to the knowledge of the Company, the Target Company and each of its subsidiaries has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and , to the knowledge of the Company, the Target Company and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease or property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(i)            Execution and Delivery of Indenture.  The Indenture has been duly authorized by the Company and each Guarantor and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company and each Guarantor, such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming that the Offered Securities have been authenticated in the manner provided in the Indenture by the Trustee), will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and each Guarantor, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)            No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantors and any person that would give rise to a valid claim against the Company, the Guarantors or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k)           Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantors and any person granting such person the right to require the Company or the Guarantors to file a registration statement under the Act with respect to any securities of the Company or the Guarantors owned or to be owned by such person or to require the Company or the Guarantors to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Guarantors under the Act (collectively, “registration rights”), and any person to whom the Company or the Guarantors have granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(l)            Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company and the Guarantors, except such as have been obtained, or made and such as may be required under state securities laws.

(m)          Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus and except as would not have a Material Adverse Effect, the Company and its subsidiaries and , to the knowledge of the Company, the Target Company and its subsidiaries, have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus and except as does not have a Material Adverse Effect, the Company and its subsidiaries and , to the knowledge of the Company, the Target Company and its subsidiaries, hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.

(n)           Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except for such breaches, violations, liens, charges or encumbrances that would not with respect to clause (ii) or (iii), individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)           Absence of Existing Defaults and Conflicts.  None of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is in violation of its respective charter or bylaws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not individually or in the aggregate have a Material Adverse Effect.

(p)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(q)           Possession of Licenses and Permits.  The Company and its subsidiaries and , to the knowledge of the Company, the Target Company and its subsidiaries, possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to possess any such License would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)            Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or its subsidiaries, exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(s)           Possession of Intellectual Property.  The Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, own, possess or can acquire on reasonable terms, sufficient trademarks, trade names, trade secrets, other rights to inventions, know-how, patents, copyrights, confidential information, domain names and other intellectual property, including, as applicable, registrations and applications for registration thereof (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them. The Company and its subsidiaries and the Target Company and its subsidiaries, have not received any notice of infringement of or conflict with any asserted intellectual property rights of others and, to the knowledge of the Company, have not infringed, misappropriated or otherwise violated any intellectual property rights of others that, in each case, if determined adversely to the Company or any of its subsidiaries or the Target Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)            Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, (a) (i) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, owns, leases, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (vi) none of the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, is subject to any fine or penalty in excess of $100,000 by any governmental agency or governmental body relating to Environmental Laws or Hazardous Substances, (vii) the Company and its

subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, (viii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law, and (ix) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would affect the Company or any of its subsidiaries, or, to the knowledge of the Company, the Target Company or any of its subsidiaries, except in each case covered by clauses (a) (i) through (ix) such as would not individually or in the aggregate have a Material Adverse Effect; and (b) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste or other words of similar import under Environmental Laws.

(u)           Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Acquisition of Delta plc,” “Description of the Notes and Guarantees,” “Material U.S. Federal Tax Considerations” and “Description of the Debt Securities and Guarantees,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)           Absence of Manipulation.  The Company and the Guarantors have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(w)          Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(x)            Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in material compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.  To the knowledge of the Company, the Target Company and its subsidiaries maintain Internal Controls that comply with the requirements of applicable law and International Financial Reporting Standards as adopted by the European Union and have not reported to the Target Company’s board of directors an Internal Control Event that would result in a Material Adverse Effect.

(y)           Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company and any of its subsidiaries or, to the knowledge of the Company, the Target Company and its subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries or the Target Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or that would adversely affect the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(z)            Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules of the Company included in the Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts of the Company; subject to any pro forma adjustments the Company has made to the pro forma presentation included in the General Disclosure Package and the Final Prospectus to adjust the financial information of the Target to present it in conformity with generally accepted accounting principles in the United States and in U.S. dollars, to the knowledge of the Company the financial statements included in the Registration Statement, the General Disclosure Package and Final Prospectus present fairly the financial position of the Target Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, to the knowledge of the

Company, such financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union; there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(aa)         No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of either (x) the Company and its subsidiaries, taken as a whole or (y) the Company and its subsidiaries taken as a whole after giving pro forma effect to the Acquisition, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company aside from the customary quarterly dividend on the Company common stock as disclosed in the General Disclosure Package and the Final Prospectus or, to the knowledge of the Company, the Target Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries or, to the knowledge of the Company, the Target Company and its subsidiaries.

(bb)         Investment Company Act.  None of the Company and the Guarantors are and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, none will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(cc)         Ratings.  Other than a “negative watch” issued by Standard & Poor’s Ratings Services as of the date of this Agreement, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(dd)         No Unlawful Payments.  To the best knowledge of the Company after due inquiry, none of the Company or any of its subsidiaries or the Target Company or any of its subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the

Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) to the extent applicable to the Company or the Target Company and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)           Compliance with OFAC.  None of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries, any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or, to the knowledge of the Company, the Target Company and its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)         Taxes.  The Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)         Insurance.  The Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries, or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries and, to the knowledge of the Company, the Target Company and its subsidiaries, are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries and the Target Company and its subsidiaries, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries, has been refused any material insurance coverage sought or applied for; and none of the Company or any of its subsidiaries or, to the knowledge of the Company, the Target Company or any of its subsidiaries, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(ii)           Information Relating to Delta plc.  Subject to any pro forma adjustments the Company has made to the pro forma presentation included in the General Disclosure Package and the Final Prospectus to adjust the financial information of the Target to present it in conformity with generally accepted accounting principles in the United States and in U.S. dollars, any information or data (financial or otherwise) relating to the Target Company and its subsidiaries included or incorporated by reference in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus does not, to the knowledge of the Company, contain any untrue statement of material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.          Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Guarantors agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Guarantors, the Offered Securities at a purchase price of 98.998% of the principal amount of Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company and the Guarantors will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Valmont Industries, Inc. at the office of Davis Polk & Wardwell LLP, at 10:00 A.M., New York time, on April 12, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office at least 24 hours prior to the Closing Date.

4.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.          Certain Agreements of the Company. The Company and each Guarantor agrees with the several Underwriters that:

(a)           Filing of Prospectuses.  The Company and the Guarantors have filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company and the Guarantors have complied and will comply with Rule 433.

(b)           Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the

Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company and the Guarantors will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at their own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)           Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)            Blue Sky Qualifications.  The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)           Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data

Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)           Payment of Expenses.  The Company and the Guarantors will pay all expenses incidental to the performance of their obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, and the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Registration Statement, the preliminary offering prospectuses, the General Disclosure Package and the Final Prospectus (including, in each case, amendments and supplements thereto), and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto; (iv) any fees charged by investment rating agencies for the rating of the Offered Securities; (v) costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, if applicable, (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review); (vi) costs and expenses relating to any advertising approved by the Company in connection with the issue of the Offered Securities, investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes; (vii) fees and expense in connection with the registration of the Offered Securities under the Exchange Act; and (viii) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Except as specifically provided above and in Section 8 and Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(i)            Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            Absence of Manipulation.  The Company and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)           Restriction on Sale of Securities.  The Company and the Guarantors will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantors and having a maturity of more than one year from the date of issue, any series of preferred stock issued or guaranteed by the Company or the Guarantors, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 90 days after the last Closing Date.

6.          Free Writing Prospectuses.  (a) Issuer Free Writing Prospectuses. The Company and each Guarantor jointly and severally represents and agrees that, unless the Company obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Guarantors represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)           Term Sheets.  The Company and the Guarantors will prepare a final term sheet relating to the Offered Securities containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company and the Guarantors also consent to the use by any Underwriter of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company and the Guarantors contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The Representatives shall have received letters relating to the Company, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and a form satisfactory to the Representatives.

(b)           Accountants’ Comfort Letter. The Representatives shall have received letters relating to the Target Company, dated, respectively, the date hereof and the Closing Date, of Deloitte LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and a form satisfactory to the Representatives.

(c)           Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantors or any Underwriter, shall be contemplated by the Commission.

(d)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of either (x) the Company and its subsidiaries taken as a whole or (y) the Company and its subsidiaries taken as a whole after giving pro forma effect to the Acquisition which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook, other than a “negative watch” issued by Standard & Poor’s Ratings Services as of the date of this Agreement; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)           Opinion of Counsel for Company and Certain Guarantors.  The Representatives shall have received an opinion, dated the Closing Date, of McGrath North Mullin & Kratz, PC LLO, counsel for the Company and the Guarantors, substantially in the form set forth in Exhibit A hereto.

(f)            Opinion of Counsel for Australian Guarantors.  The Representatives shall have received an opinion, dated such Closing Date, of Gadens Lawyers, counsel for Valmont Group Pty Ltd and Valmont Queensland Pty Ltd (the “Australian Guarantors”), substantially in the form set forth in Exhibit B-1 and B-2 hereto.

(g)           Opinion of Counsel for Underwriters.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)           Officer’s Certificate.  The Representatives shall have received certificates, dated such Closing Date, of an executive officer and a principal financial or accounting officer of the Company and each Guarantor, in which such officers shall state that: the representations and warranties of the Company and each Guarantor in this Agreement are true and correct; the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and each Guarantor and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(i)            Chief Financial Officer’s Certificate.  The Representatives shall have received a certificate, dated the date hereof, of Terry J. McClain, Senior Vice President and Chief Financial Officer of the Company substantially in the form set forth in Exhibit C hereto.

The Company and the Guarantors will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.          Indemnification and Contribution.  (a) Indemnification of Underwriters.  The Company and the Guarantors will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company and the Guarantors.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Guarantors, each of their directors and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting.”

(c)           Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.          Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Guarantors for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Guarantors for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.        Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or the Guarantors or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Guarantors will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Guarantors and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.        Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention:  LCD-IBD and Banc of America Securities LLC, One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Valmont Industries, Inc, One Valmont Plaxa, Omaha, Nebraska 68154, Telecopy: 402-963-1095, Attention: Terry McClain with a copy to McGrath North Mullin & Katz PC LLO, Suite 3700 First National Tower, 1601 Dodge Street, Omaha, Nebraska 68102, Telecopy: 402-341-3070, Attention David Hefflinger; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.        Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.        Absence of Fiduciary Relationship.  The Company and the Guarantors acknowledge and agree that:

(a)       No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company and the Guarantors on other matters;

(b)      Arm’s-Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arm’s-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)       Absence of Obligation to Disclose.  The Company and the Guarantors have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)      Waiver.  The Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Guarantors, including stockholders, employees or creditors of the Company and the Guarantors.

16.        Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each Guarantor irrevocably appoints the Company at the address provided in Section 11, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon the Company shall be deemed in every respect effective service of process upon such Guarantor in any such suit or proceeding.  Each Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of each Guarantor pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to such Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

VALMONT INDUSTRIES, INC.

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Senior Vice President & Chief Financial Officer

PIROD INC.

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Chief Financial Officer

VALMONT COATINGS, INC.

By:	/s/ Terry J. McClain.
	Name:	Terry J. McClain
	Title:	President

VALMONT NEWMARK, INC.

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Executive Vice President

Signed sealed and delivered by Valmont Queensland Pty Ltd ACN 142 183 800 in accordance with s127 of the Corporations Act 2001 (Cth) in the presence of:	VALMONT GROUP PTY LTD

	By:	E. Robert Meaney
		Name:	E. Robert Meaney
		Title:	Director

	By:	/s/ Roger Andrew Massey
		Name:	Roger Andrew Massey
		Title:	Director

Signed sealed and delivered by Valmont Queensland Pty Ltd ACN 142 183 800 in accordance with s127 of the Corporations Act 2001 (Cth) in the presence of:	VALMONT QUEENSLAND PTY LTD

	By:	E. Robert Meaney
		Name:	E. Robert Meaney
		Title:	Director

	By:	/s/ Roger Andrew Massey
		Name:	Roger Andrew Massey
		Title:	Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Paul D. Scherzer
Name: Paul D. Scherzer
Title: Managing Director

BANC OF AMERICA SECURITIES LLC

By:	Keith Harman
Name: Keith Harman
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of the Notes Offered Securities
Credit Suisse Securities (USA) LLC	$120,000,000
Banc of America Securities LLC	120,000,000
U.S. Bancorp Investments, Inc.	22,500,000
Wells Fargo Securities, LLC	22,500,000
J.P. Morgan Securities Inc.	15,000,000
Total	$300,000,000

SCHEDULE B

1.              General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  Final term sheet, dated April 7, 2010.

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

EXHIBIT A

FORM OF OPINION OF MCGRATH NORTH MULLIN & KRATZ, PC LLO

(i)            Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect;

(ii)           Subsidiaries.  Each domestic subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each domestic subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each domestic subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each domestic subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

(iii)          Indenture; Offered Securities.  The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming the due authorization, execution and delivery thereof by the Trustee, has been duly qualified under the Trust Indenture Act; assuming authentication of the Offered Securities by the Trustee in accordance with the Indenture and delivery of the Offered Securities to, and payment of the Offered Securities by the Underwriters, in accordance with the Agreement, the Offered Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered, conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; and the Indenture, assuming the due authorization, execution and delivery thereof by the Trustee, and the Offered Securities assuming authentication of the Offered Securities by the Trustee in accordance with the Indenture and delivery of the Offered Securities to, and payment of the Offered Securities by the Underwriters, in accordance with the Agreement, delivered on such Closing Date constitute valid and legally binding obligations of the Company and each Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits and security provided by the Indenture;

(iv)          Registration Rights.  To the best of the knowledge of such counsel, there are no contracts, agreements or understandings between the Company or the Guarantors and any person granting such person registration rights, and any person to whom the Company or the Guarantors have granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof;

(v)           Investment Company Act.  None of the Company and the Guarantors are and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act;

(vi)          Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court or, to our knowledge any other person, is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company and the Guarantors, except such as has been obtained or made and such as may be required under state securities laws;

(vii)         Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof by the Company and each Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or bylaws of the Company or of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any material agreement or instrument filed with or furnished by the Company or any of its subsidiaries to the Commission to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, and the Company and the Guarantors have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(viii)        Compliance with Registration Requirements; Effectiveness.  The Registration Statement has become effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the statements in the Registration Statement, General Disclosure Package and Final Prospectus of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;

(x)            Absence of Existing Defaults and Conflicts.  (i) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws and (ii) to the best of such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time, would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Final Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement except where such default could not reasonably be expected to have a Material Adverse Effect;

(xi)           Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, to such counsel’s knowledge, after due inquiry, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to such counsel’s knowledge, contemplated; and

(xii)          Disclosure.  The Registration Statement, as of the Effective Time relating to the Offered Securities, and the Final Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of this date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration Statement, as of the Effective Time relating to the Offered Securities or as of any Closing Date, or any amendment thereto, as of its effective time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the date of this Agreement or as of any Closing Date, or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the General Disclosure Package, as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case above, exclusive of financial statements and notes thereto or other financial data derived therefrom, as to which such counsel expresses no opinion).

EXHIBIT B-1

FORM OF OPINION OF GADENS LAWYERS

April 12, 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

as representatives of the Several Underwriters

referred to in the Underwriting Agreement

described below

Dear Ladies and Gentlemen

VALMONT QUEENSLAND PTY LTD ACN 142 183 800 - OPINION

We act as counsel to Valmont Queensland Pty Ltd ACN 142 183 800 (Company).

We have been asked to give an opinion on certain matters relating to the Company.

All capitalised term used in this opinion and not otherwise defined herein shall have the meanings attributed to them in:

1.               the Underwriting Agreement dated as of April 7, 2010, between Valmont Industries, Inc., of the one part, and Credit Suisse Securities (USA) LLC and Banc of Banc of America Securities LLC as underwriters, of the other part (Underwriting Agreement);

2.               the Senior Indenture dated as of April 12, 2010, between Valmont Industries, Inc., the subsidiary guarantors named in the Senior Indenture as the Subsidiary Guarantors, and Wells Fargo Bank, National Association as the Trustee (Base Indenture);

3.               the Supplemental Indenture dated as of April 12, 2010, between [Valmont Industries, Inc., the subsidiary guarantors named in the Senior Indenture as the Subsidiary Guarantors, and Wells Fargo Bank, National Association as the Trustee] (Supplemental Indenture, and together with the Base Indenture, the Indenture);

4.               the Subsidiary Guaranty as referred to in the Indenture dated as of April 12, 2010 (Subsidiary Guarantee),

as applicable, and the term Transaction Documents as used in this opinion refers to any one or more of the above documents.

Our opinion is set out below.

Reliance

This opinion may only be relied upon by the addressees.  It may not be relied on by any other person without our specific written consent.  It may not be filed or recorded in any register without our express written consent, except as required by law or in connection with any legal proceedings, including proceedings or investigations brought by the Australian Securities and Investment Commission (ASIC).

Without limitation to the above, this opinion may not be:

(a)          disclosed to any other persons, except any other professional advisers of any addressee;

(b)         relied upon in any manner whatsoever by any person other than the addressees ;

(c)          copied or supplied to any other person; or

(d)         filed with a government or other agency or quoted in a public document,

except as required by law without the prior written consent of Gadens Lawyers.

We do not assume any responsibility in respect of or arising out of or in connection with the contents of this opinion to parties other than the addressees.  If others choose to rely on the contents of this opinion, they do so at their own risk.

For the purpose of giving this opinion, we have examined an executed copy of each Transaction Document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is, in part, based on records received by us for the incorporation of the Company and public records maintained by ASIC as at 8am (time in Brisbane, Australia) on the date of this opinion (Effective Time & Date).  Without limitation to this, for the purpose of the opinions numbered 1, 6 and 12 below, we have relied exclusively on the public records maintained by ASIC as at the Effective Time & Date and our pre-incorporation records.  In giving this opinion, we have also relied on other documents as publicly available or submitted to us, as necessary and appropriate.

This opinion is governed and construed in accordance with the laws of Queensland.

Opinion

Based on the assumptions set out below in Schedule 1 and subject to the qualifications set out below in Schedule 2, we are of the following opinion:

1.               the Company was duly incorporated on 22 February 2010 in accordance with the requirements for incorporation set out in the Corporations Act 2001 (Cth) (Corporations Act), and all officeholder consents were obtained prior to incorporation, and is validly existing under the laws of the State of Queensland and the Commonwealth of Australia (Relevant Jurisdictions), and based on our searches with ASIC at [……],am on[……], 2010 (time in Brisbane, Australia), there are no current orders for the winding up of or appointment of a receiver or liquidator;

2.               the Company has full legal capacity and authority to enter into, execute, deliver and perform the terms of the Transaction Documents to which it is a party, all of which have been duly authorised by all proper and necessary corporate action, executed and delivered and are in full compliance with its constitution;

3.               the Company has full legal capacity and authority to own its own property and assets, and conduct its business as described in the General Disclosure Package and the Final Prospectus;

4.               the obligations of the Company under the Transaction Documents to which the Company is a party are legal, valid, binding and (subject to the terms of the Transaction Documents) enforceable;

5.               the Company has the legal capacity and powers of an individual both in and outside Australia.  In particular, without limitation, the Company has the power to be registered or recognised as a body corporate outside Australia, and the power to do anything it is authorised to do by any law, including any law of a foreign country. There are no restrictions in the Relevant Jurisdictions preventing the Company from doing business as a foreign corporation in good standing outside Australia in those jurisdictions in which its ownership or lease of property or the conduct of its business requires such;

6.               all the shares in the capital of the Company have been validly issued and are fully paid;

7.               no consent, authorisation or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any governmental agency of any Relevant Jurisdictions or, to our knowledge, any other Person is required to authorise, or is required in connection with the execution, delivery or performance of, the Transaction Documents to which the Company is a party, or is required as a condition to the validity or enforceability of the Transaction Documents to which the Company is a party except such as has been obtained or made and such as may be required under any Australian State or Commonwealth of Australia securities law;

8.               the execution, delivery and performance by the Company of the Transaction Documents and compliance by the Company with the terms and provisions thereof, does not contravene nor result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the constitution of the Company, any statute, rule, regulation or order of any governmental agency or body or any court or any law of the Relevant Jurisdictions or any of the Company’s property or assets, or any agreement or instrument to which it is a party or to which it is bound or to which any of its property or assets is subject, and the Company has full legal capacity and authority to enter into, execute, deliver and perform the Guarantees as contemplated by the Underwriting Agreement;

9.               the choice of New York law as the governing law of the Transaction Documents to which the Company is a party is valid and enforceable in the Relevant Jurisdictions. The laws of the Relevant Jurisdictions do not prevent any provisions of the Transaction Documents to which the Company is a party from being a valid and binding obligation of the Company;

10.         the irrevocable submission by the Company under the Transaction Documents to which it is a party to the jurisdiction of the courts of New York and the appointment of the agent for the service of documents relating to proceedings contained in the Transaction Documents to which it is a party are valid and binding on the Company under the laws of the Relevant Jurisdictions;

11.         a final and conclusive judgment entered against the Company by a New York court in any suit, action or proceedings arising out of or in connection with the Transaction Documents to which it is a party is enforceable by the courts in the Relevant Jurisdictions without re-examination or re-litigation of the matters adjudicated upon; and

12.         there are no charges registered against the Company.

We assume no obligation to inform you of any of any changes to any laws, or the registration or incorporation of the Company, effected or effective, as applicable, subsequent to the date of this opinion letter.

Yours faithfully

GADENS LAWYERS

Schedule 1 - Assumptions

We have assumed:

1.                                      the authenticity of all signatures, seals, duty stamps and markings;

2.                                      the completeness, and conformity to originals, of all documents submitted to us;

3.                                      that any power of attorney remains in full force and effect;

4.                                      that (other than in respect of the Company) the Transaction Documents have been duly authorised by the parties to them and constitute valid and binding obligations of all the parties to them under all relevant laws including the laws of the Relevant Jurisdictions and New York law;

5.                                      that in respect of each corporate party to a document as referred to herein (other than in respect of the Company), we have assumed that the corporation has taken all necessary action to authorise the entry into and performance of such document to which it is expressed to be a party, and to carry out the transactions contemplated by those documents;

6.                                      no party to the Transaction Documents is conducting, or will conduct, its business or any activity contemplated by the Transaction Documents (as applicable) in any way or for any purpose not evident from the face of the documents, including, without limitation, the Company owning or acquiring any property or assets, which might render any of the Transaction Documents illegal, void, voidable or otherwise unenforceable, including, without limitation, on the grounds of being contrary to public policy, anti money-laundering and anti counter-terrorism;

7.                                      no party to the Transaction Documents has engaged or will be engaging in conduct that is misleading, unconscionable or deceptive or likely to mislead or deceive or is or will be involved in any activity in a manner or for a purpose not evident on the face of the relevant document which might render a document or any relevant transaction or associated activity in breach of law, void or voidable;

8.                                      that the parties to each of the Transaction Documents do not enjoy immunity from suit under New York law nor are any of their assets exempt from execution under New York;

9.                                      that if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;.

10.                                the transactions contemplated by each Transaction Document are in the best interests and for the corporate benefit of the parties to them;

11.                                the Company does not enter into any Transaction Document in the capacity of a trustee of any trust.

Schedule 2 - Qualifications

The comments set out in this letter are subject to the following qualifications:

1.                                      the validity and enforceability of an obligation or document may be limited or affected by statues of limitation and lapses of time, considerations of public policy, by statues relating to trade practices, fair dealing or liability for false or misleading representations or conduct which is misleading or deceptive or likely to mislead or deceive, by estoppel and similar general equitable principles, and by laws concerning insolvency, bankruptcy, liquidation, receivership, administration, reorganisation, arrangement, moratoria, court schemes, enforcement of security interests or similar laws, including, but not limited to, under Division 2 (Voidable Transactions) of Part 5.7B (Recovering property or compensation for the benefit of Creditors) of Chapter 5 (External Administration) of the Corporations Act;

2.                                      a creditor’s rights may be affected by a specific court order obtained under Chapter 5 (External Administration) of the Corporations Act (including, without limitation, section 444F and Part 5.3A division 13 of the Corporations Act);

3.                                      the availability of certain equitable remedies and the enforcement of certain rights (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

4.                                      an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

5.                                      a provision under any of the Transaction Documents that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

6.                                      the laws of the Relevant Jurisdictions may require that discretions are exercised reasonably and opinions are based on reasonable grounds;

7.                                      the question whether a provision of a Transaction Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

8.                                      an indemnity for legal costs may be unenforceable;

9.                                      regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or individuals or entities subject to international sanctions or associated with terrorism;

10.                                we express no opinion on Australian laws relating to anti money laundering and counter terrorism financing;

11.                                we express no opinion as to Australian tax law in respect of the Transaction Documents, including, without limitation, the law of Australian goods and services tax or interest withholding tax;

12.                                court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

13.                                a court in the Relevant Jurisdictions may refuse to recognise the jurisdiction of the courts of New York in certain circumstances, including where the court determines that there is a more suitable forum, and a court may stay actions on the grounds of oppression, vexation or public policy;

14.                                the ability of a party to a Transaction Document to enforce its rights may be limited or affected by its own conduct, including conduct which is misleading, unlawful, deceptive or which gives rise to an estoppel against that party;

15.                                a contract or agreement may be set aside by a court in the Relevant Jurisdictions on application by a party if that party entered into the contract or agreement as a result of fraud, duress or unreasonable or unconscionable conduct on the part of another party or of a third person of which another party has actual or constructive knowledge;

16.                                a court in the Relevant Jurisdictions may determine in its discretion the extent of enforceability of any provision of an agreement or contract which provides for an indemnity in respect of breach of law, fraud or other matter which on the basis of public policy would render the indemnity unenforceable; and

17.                                a Transaction Document, or a term of a Transaction Document, may be unenforceable if the relevant document is dutiable in the Relevant Jurisdiction and payment of any portion of that duty (including any penalty) is outstanding in the Relevant Jurisdiction.

EXHIBIT B-2

FORM OF OPINION OF GADENS LAWYERS

April 12, 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

as representatives of the Several Underwriters

referred to in the Underwriting Agreement

described below

Dear Ladies and Gentlemen

VALMONT GROUP PTY LTD ACN 142 189 295 - OPINION

We act as counsel to Valmont Group Pty Ltd ACN 142 189 295 (Company).

We have been asked to give an opinion on certain matters relating to the Company.

All capitalised term used in this opinion and not otherwise defined herein shall have the meanings attributed to them in:

1.               the Underwriting Agreement dated as of April 7, 2010, between Valmont Industries, Inc., of the one part, and Credit Suisse Securities (USA) LLC and Banc of Banc of America Securities LLC as underwriters, of the other part (Underwriting Agreement);

2.               the Senior Indenture dated as of April 12, 2010, between Valmont Industries, Inc., the subsidiary guarantors named in the Senior Indenture as the Subsidiary Guarantors, and Wells Fargo Bank, National Association as the Trustee (Base Indenture);

3.               the Supplemental Indenture dated as of April 12, 2010, between [Valmont Industries, Inc., the subsidiary guarantors named in the Senior Indenture as the Subsidiary Guarantors, and Wells Fargo Bank, National Association as the Trustee] (Supplemental Indenture, and together with the Base Indenture, the Indenture);

4.               the Subsidiary Guaranty as referred to in the Indenture dated as of April 12, 2010 (Subsidiary Guarantee),

as applicable, and the term Transaction Documents as used in this opinion refers to any one or more of the above documents.

Our opinion is set out below.

Reliance

This opinion may only be relied upon by the addressees.  It may not be relied on by any other person without our specific written consent.  It may not be filed or recorded in any register without our express written consent, except as required by law or in connection with any legal proceedings, including proceedings or investigations brought by the Australian Securities and Investment Commission (ASIC).

Without limitation to the above, this opinion may not be:

(a)          disclosed to any other persons, except any other professional advisers of any addressee;

(b)         relied upon in any manner whatsoever by any person other than the addressees ;

(c)          copied or supplied to any other person; or

(d)         filed with a government or other agency or quoted in a public document,

except as required by law without the prior written consent of Gadens Lawyers.

We do not assume any responsibility in respect of or arising out of or in connection with the contents of this opinion to parties other than the addressees.  If others choose to rely on the contents of this opinion, they do so at their own risk.

For the purpose of giving this opinion, we have examined an executed copy of each Transaction Document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is, in part, based on records received by us for the incorporation of the Company and public records maintained by ASIC as at 8am (time in Brisbane, Australia) on the date of this opinion (Effective Time & Date).  Without limitation to this, for the purpose of the opinions numbered 1, 6 and 12 below, we have relied exclusively on the public records maintained by ASIC as at the Effective Time & Date and our pre-incorporation records.  In giving this opinion, we have also relied on other documents as publicly available or submitted to us, as necessary and appropriate.

This opinion is governed and construed in accordance with the laws of Queensland.

Opinion

Based on the assumptions set out below in Schedule 1 and subject to the qualifications set out below in Schedule 2, we are of the following opinion:

1.               the Company was duly incorporated on 22 February 2010 in accordance with the requirements for incorporation set out in the Corporations Act 2001 (Cth) (Corporations Act), and all officeholder consents were obtained prior to incorporation, and is validly existing under the laws of the State of Queensland and the Commonwealth of Australia (Relevant Jurisdictions), and based on our searches with ASIC at [……],am on[……], 2010 (time in Brisbane, Australia), there are no current orders for the winding up of or appointment of a receiver or liquidator;

2.               the Company has full legal capacity and authority to enter into, execute, deliver and perform the terms of the Transaction Documents to which it is a party, all of which have been duly authorised by all proper and necessary corporate action, executed and delivered and are in full compliance with its constitution;

3.               the Company has full legal capacity and authority to own its own property and assets, and conduct its business as described in the General Disclosure Package and the Final Prospectus;

4.               the obligations of the Company under the Transaction Documents to which the Company is a party are legal, valid, binding and (subject to the terms of the Transaction Documents) enforceable;

5.               the Company has the legal capacity and powers of an individual both in and outside Australia.  In particular, without limitation, the Company has the power to be registered or recognised as a body corporate outside Australia, and the power to do anything it is authorised to do by any law, including any law of a foreign country. There are no restrictions in the Relevant Jurisdictions preventing the Company from doing business as a foreign corporation in good standing outside Australia in those jurisdictions in which its ownership or lease of property or the conduct of its business requires such;

6.               all the shares in the capital of the Company have been validly issued and are fully paid;

7.               no consent, authorisation or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any governmental agency of any Relevant Jurisdictions or, to our knowledge, any other Person is required to authorise, or is required in connection with the execution, delivery or performance of, the Transaction Documents to which the Company is a party, or is required as a condition to the validity or enforceability of the Transaction Documents to which the Company is a party except such as has been obtained or made and such as may be required under any Australian State or Commonwealth of Australia securities law;

8.               the execution, delivery and performance by the Company of the Transaction Documents and compliance by the Company with the terms and provisions thereof, does not contravene nor result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the constitution of the Company, any statute, rule, regulation or order of any governmental agency or body or any court or any law of the Relevant Jurisdictions or any of the Company’s property or assets, or any agreement or instrument to which it is a party or to which it is bound or to which any of its property or assets is subject, and the Company has full legal capacity and authority to enter into, execute, deliver and perform the Guarantees as contemplated by the Underwriting Agreement;

9.               the choice of New York law as the governing law of the Transaction Documents to which the Company is a party is valid and enforceable in the Relevant Jurisdictions. The laws of the Relevant Jurisdictions do not prevent any provisions of the Transaction Documents to which the Company is a party from being a valid and binding obligation of the Company;

10.         the irrevocable submission by the Company under the Transaction Documents to which it is a party to the jurisdiction of the courts of New York and the appointment of the agent for the service of documents relating to proceedings contained in the Transaction Documents to which it is a party are valid and binding on the Company under the laws of the Relevant Jurisdictions;

11.         a final and conclusive judgment entered against the Company by a New York court in any suit, action or proceedings arising out of or in connection with the Transaction Documents to which it is a party is enforceable by the courts in the Relevant Jurisdictions without re-examination or re-litigation of the matters adjudicated upon; and

12.         there are no charges registered against the Company.

We assume no obligation to inform you of any of any changes to any laws, or the registration or incorporation of the Company, effected or effective, as applicable, subsequent to the date of this opinion letter.

Yours faithfully

GADENS LAWYERS

Schedule 1 - Assumptions

We have assumed:

1.                                      the authenticity of all signatures, seals, duty stamps and markings;

2.                                      the completeness, and conformity to originals, of all documents submitted to us;

3.                                      that any power of attorney remains in full force and effect;

4.                                      that (other than in respect of the Company) the Transaction Documents have been duly authorised by the parties to them and constitute valid and binding obligations of all the parties to them under all relevant laws including the laws of the Relevant Jurisdictions and New York law;

5.                                      that in respect of each corporate party to a document as referred to herein (other than in respect of the Company), we have assumed that the corporation has taken all necessary action to authorise the entry into and performance of such document to which it is expressed to be a party, and to carry out the transactions contemplated by those documents;

6.                                      no party to the Transaction Documents is conducting, or will conduct, its business or any activity contemplated by the Transaction Documents (as applicable) in any way or for any purpose not evident from the face of the documents, including, without limitation, the Company owning or acquiring any property or assets, which might render any of the Transaction Documents illegal, void, voidable or otherwise unenforceable, including, without limitation, on the grounds of being contrary to public policy, anti money-laundering and anti counter-terrorism;

7.                                      no party to the Transaction Documents has engaged or will be engaging in conduct that is misleading, unconscionable or deceptive or likely to mislead or deceive or is or will be involved in any activity in a manner or for a purpose not evident on the face of the relevant document which might render a document or any relevant transaction or associated activity in breach of law, void or voidable;

8.                                      that the parties to each of the Transaction Documents do not enjoy immunity from suit under New York law nor are any of their assets exempt from execution under New York;

9.                                      that if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;.

10.                                the transactions contemplated by each Transaction Document are in the best interests and for the corporate benefit of the parties to them;

11.                                the Company does not enter into any Transaction Document in the capacity of a trustee of any trust.

Schedule 2 - Qualifications

The comments set out in this letter are subject to the following qualifications:

1.                                      the validity and enforceability of an obligation or document may be limited or affected by statues of limitation and lapses of time, considerations of public policy, by statues relating to trade practices, fair dealing or liability for false or misleading representations or conduct which is misleading or deceptive or likely to mislead or deceive, by estoppel and similar general equitable principles, and by laws concerning insolvency, bankruptcy, liquidation, receivership, administration, reorganisation, arrangement, moratoria, court schemes, enforcement of security interests or similar laws, including, but not limited to, under Division 2 (Voidable Transactions) of Part 5.7B (Recovering property or compensation for the benefit of Creditors) of Chapter 5 (External Administration) of the Corporations Act;

2.                                      a creditor’s rights may be affected by a specific court order obtained under Chapter 5 (External Administration) of the Corporations Act (including, without limitation, section 444F and Part 5.3A division 13 of the Corporations Act);

3.                                      the availability of certain equitable remedies and the enforcement of certain rights (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

4.                                      an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

5.                                      a provision under any of the Transaction Documents that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

6.                                      the laws of the Relevant Jurisdictions may require that discretions are exercised reasonably and opinions are based on reasonable grounds;

7.                                      the question whether a provision of a Transaction Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

8.                                      an indemnity for legal costs may be unenforceable;

9.                                      regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or individuals or entities subject to international sanctions or associated with terrorism;

10.                                we express no opinion on Australian laws relating to anti money laundering and counter terrorism financing;

11.                                we express no opinion as to Australian tax law in respect of the Transaction Documents, including, without limitation, the law of Australian goods and services tax or interest withholding tax;

12.                                court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

13.                                a court in the Relevant Jurisdictions may refuse to recognise the jurisdiction of the courts of New York in certain circumstances, including where the court determines that there is a more suitable forum, and a court may stay actions on the grounds of oppression, vexation or public policy;

14.                                the ability of a party to a Transaction Document to enforce its rights may be limited or affected by its own conduct, including conduct which is misleading, unlawful, deceptive or which gives rise to an estoppel against that party;

15.                                a contract or agreement may be set aside by a court in the Relevant Jurisdictions on application by a party if that party entered into the contract or agreement as a result of fraud, duress or unreasonable or unconscionable conduct on the part of another party or of a third person of which another party has actual or constructive knowledge;

16.                                a court in the Relevant Jurisdictions may determine in its discretion the extent of enforceability of any provision of an agreement or contract which provides for an indemnity in respect of breach of law, fraud or other matter which on the basis of public policy would render the indemnity unenforceable; and

17.                                a Transaction Document, or a term of a Transaction Document, may be unenforceable if the relevant document is dutiable in the Relevant Jurisdiction and payment of any portion of that duty (including any penalty) is outstanding in the Relevant Jurisdiction.

EXHIBIT C

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

April 12, 2010

Reference is made to Section 7(i) of the Underwriting Agreement (the “Underwriting Agreement”) to be entered into on the date hereof by Valmont Industries Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC and Banc of America LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to the offer, sale and issuance of 6.625% Senior Notes due 2020 (the “Securities”).

I, Terry J. McClain, Senior Vice President and Chief Financial Officer of the Company, do hereby certify, in the name and on behalf of the Company, as follows:

I, or persons under my supervision, have reviewed the Company’s Current Report on Form 8-K, including Exhibit 99.1 thereto (the “Flash Earnings 8-K”), filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2010.

The information presented in the Flash Earnings Release 8-K is a fair and accurate summary in all material respects of the Company’s revenues and operating income for the three months ended March 31, 2010.

I, or persons under my supervision, have compared each financial item circled on the attached copy of the Flash Earnings 8-K with the amount included in or accurately derived from the Company’s accounting or financial records or a schedule or report prepared by management from the Company’s accounting or financial records and found them to be in agreement Items verified by us are, in certain cases, marked and referenced to supporting documentation on the attached pages.

Nothing has come to my attention that has caused me to believe that the circled information is not true, correct and complete in all material respects.

This certificate is being furnished to the Underwriters to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first set forth above.

VALMONT INDUSTRIES, INC.

By:
	Name:	Terry J. McClain
	Title:	Senior Vice President and Chief Financial Officer